Exhibit 99.1  Press Release, issued by ERHC Energy Inc. on November 10, 2005.

November 10, 2005

                      ERHC ENERGY ANNOUNCES RESIGNATION OF
                           INDEPENDENT ACCOUNTING FIRM

HOUSTON (November 10, 2005) ERHC Energy (ERHE.OB) announced today that Pannell Kerr Forster of Texas, P.C. ("PKF") has resigned as the company's independent auditor. No reason for the resignation was specified in the PKF resignation letter. The company has commenced the process of interviewing candidates to serve as successor auditor.

PKF's report on the financial statements for the fiscal years ended September 30, 2004 and 2003, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During ERHC Energy's fiscal years September 30, 2004 and 2003, and the subsequent interim periods preceding PKF's resignation, PKF advised us that there were no disagreements between the company and PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved, would have caused the company to make reference to the subject matter in the Form 8-K filed with the SEC.

Based in Houston, Texas, ERHC Energy Inc. is an oil and gas company focused on exploration in the Gulf of Guinea offshore West Africa. For more information, visit the company's website at www.erhc.com.


ERHC
Shanta Mauney, smauney@wardcc.com
or Deborah Buks, dbuks@wardcc.com
Telephone: 713-869-0707


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